Exhibit 99.1

Summit Hotel Properties Announces Acquisitions and Dispositions, Resolution of Arbitration with Choice Hotels

SIOUX FALLS, S.D.--(BUSINESS WIRE)--April 10, 2012--Summit Hotel Properties (NYSE:INN) (“the Company”) today announced several recent developments.

Property Acquisitions

The Company has entered into agreements to acquire the properties described below. The completion of these acquisitions is anticipated during the second quarter of 2012. These transactions are subject to lender approval and satisfactory completion of due diligence and other customary closing conditions.

  A 112-room Hilton Garden Inn property in Nashville (Smyrna), TN for a purchase price of $12.0 million including planned property improvements. The Company anticipates a post-renovation, estimated NTM capitalization rate in the range of 8 to 9 percent.
  An 83-room Hampton Inn & Suites property in Nashville (Smyrna), TN for a purchase price of $8.5 million including planned property improvements. The Company anticipates a post-renovation, estimated NTM capitalization rate in the range of 9 to 10 percent.

“The opportunity for acquisitions like these continues to be robust,” said Dan Hansen, Company president and CEO. “We continue to build our portfolio with the best brands in the best markets at great cap rates.”

Portfolio cultivated through strategic dispositions

The long-standing strategy of the Company and its predecessor, Summit Hotel Properties, LLC, has been to continuously cultivate and improve the portfolio through acquisitions as detailed above, as well as strategic dispositions. In keeping with this strategy the Company has entered into contracts to sell four properties. Details on the properties and terms of sale will be disclosed as the transactions reach certainty of closure. “These dispositions go hand in hand with our acquisitions as we are always seeking to improve our portfolio and add value for our investors,” said Hansen. “These sales, if completed, will give us greater flexibility and access to near-term capital without the need to issue additional equity at this time.”

Resolution of Arbitration with Choice Hotels

An arbitration panel has issued an award in the Company’s dispute with Choice Hotels International, Inc. (“Choice”). In March 2011, Choice terminated the franchise agreements of ten of the Company’s hotels with an additional hotel being terminated in June 2011. On April 4, 2012, an arbitration panel determined, among other things, that Choice improperly terminated the 11 franchise agreements, that Choice is not entitled to recover liquidated damages in connection with the 11 hotels and that the Company did not make any materially false or misleading statements to Choice or omit any material information. The panel awarded the Company damages in amount of $298,090 as full settlement of all claims submitted in the arbitration. Neither the Company nor Choice is entitled to recover attorney’s fees in connection with the matter.

Resolution of the case allows the Company to bring closure to the dispute and focus directly on the development and growth of the eleven affected hotels as well as the other 62 hotels in its portfolio. “We are now in a much better position to execute our core strategy of owning the best brands in the best markets, as well as the positioning of select assets for the recycling of capital,” said Dan Hansen, the Company’s president and CEO. “With the re-branding process nearly complete for the 11 hotels, we are quite satisfied with the performance of the new brands and it solidifies our point that the change was not only necessary, but in the best interest of our shareholders. It certainly wasn’t the way we wanted to go about making these changes, but we believe the end result is an upgrade and improvement to our portfolio.”

Re-branded Property Operating Performance

Following the improper terminations, the 11 affected properties underwent re-branding. “We have been able to significantly improve the operating performance and create long term shareholder value, most notably in the underperforming former Cambria Suites branded properties,” said Hansen. “Through our relationships with Marriott, IHG and Hilton we have been able to make brand upgrades, converting some of these former Choice brands to better performing brands such as SpringHill Suites by Marriott, Fairfield Inn and Suites by Marriott, Holiday Inn, Holiday Inn Express and Doubletree by Hilton. In addition to the upgrade in brands we’ve also been successful in securing long term franchise agreements for these properties. The former Comfort Suites in Ft. Worth is not only undergoing a complete renovation and upgrade in brand quality to a Fairfield Inn & Suites by Marriott, it is also accompanied by a 20 year franchise term. This provides significantly greater accretive revenue opportunities as well as excellent long term value. Five of the former Comfort Inn brands have been converted to the AmericInn brand. We were able to eliminate substantial capital expenditure requirements on these properties while at the same time securing franchise agreements of ten years, which we believe will create additional value for these hotels over time.”

The examples below detail highlights of the re-branding and subsequent property performance for four of the 11 re-branded hotels:

New Brand	Market	Former Brand	Date of Rebranding	RevPAR Growth Performance Date of Re-brand thru 3/31/2012
Holiday Inn	Boise, ID	Cambria Suites	5/18/2011	16.4%
SpringHill Suites by Marriott	Bloomington, MN	Cambria Suites	6/24/2011	28.8%
Doubletree by Hilton	Baton Rouge, LA	Cambria Suites	10/19/2011	15.7%
Holiday Inn Express	Charleston, WV	Comfort Suites	11/3/2011	16.7%

Acquisitions executive departure

Ryan Bertucci, vice president of acquisitions, has accepted a new position with an unaffiliated company and resigned his position with the Company as of Friday, April 6, 2012. Ryan joined the Company’s predecessor in 2007 and was named vice president of acquisitions at the Company’s IPO in February 2011. “Ryan has done a great job in sorting through the hundreds of acquisition deals we’ve looked at over the past year,” said Hansen. “We’re certainly going to miss him but he has left us with a pipeline full of identified targets.”

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded limited-service and select-service hotels in the upscale and upper midscale segments of the lodging industry. As of March 31, 2012, the Company’s portfolio consisted of 73 hotels with a total of 7,469 guestrooms located in 20 states. Additional information about Summit may be found at the Company’s website, www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “assume,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, or other financial items including capitalization rates for acquisitions based on estimated future operating performance; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors and risk factors as are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

FFO and AFFO

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate as well as other depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. We further adjust FFO for certain additional items that are not included in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs and certain other nonrecurring expenses, which we refer to as adjusted FFO, or AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. In addition to reporting historical FFO and historical AFFO, we also report normalized FFO and normalized AFFO. Normalized FFO and normalized AFFO reflect our historical, as reported, FFO and AFFO, both of which have been adjusted by adding back or eliminating certain one-time, nonrecurring expenses that were incurred by our predecessor prior to or in connection with the completion of our IPO and formation transactions.

We caution investors that amounts presented in accordance with our definitions of normalized FFO and normalized AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss).

CONTACT:
Summit Hotel Properties
Dan Boyum, 605-782-2015
VP of Investor Relations